SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):      September 25, 2001
                                                 -----------------------------

                          Banner Corporation
                        ----------------------
       (Exact name of registrant as specified in its charter)



           Washington             0-26584                 91-1632900
         --------------           --------                ----------
  State or other jurisdiction     Commission             (I.R.S. Employer
   of incorporation               File Number             Identification No.)



  10 S. First Avenue, Walla Walla, Washington               99362
  -------------------------------------------             ---------
 (Address of principal executive offices)                 (Zip Code)


     Registrant's telephone number (including area code)  (509) 527-3636


                          Not Applicable
                          --------------
  (Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On September 25, 2001, Banner Corporation (the "Corporation") and its wholly-owned subsidiary, Banner Bank ("Banner"), entered into an Agreement and Plan of Merger ("Agreement") with Oregon Business Bank (the "Bank"), pursuant to which the Corporation will acquire all of the outstanding stock of the Bank. The Agreement provides that the Bank common stock be converted into the right to receive from the Corporation, in cash, without any interest thereon from the Effective Time until the time of payment, an amount equal to $10,000,000.

     Pursuant to the Agreement, the Bank has agreed to pay the Corporation a termination fee of $450,000 in the event the Agreement is terminated under certain conditions, including the acquisition by a third party of securities representing 25% or more of the voting shares of the Bank or the agreement between the Bank and a third party to engage in a merger or consolidation.

     Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval and approval by the Bank's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated September 26, 2001, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit
     -------
       2 Agreement and Plan of Merger dated as of September 25, 2001 by and among Banner Corporation and Banner Bank and Oregon Business Bank.

       99     Press Release dated September 26, 2001.

                             SIGNATURES
                             ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             BANNER CORPORATION



DATE:  September 26, 2001    By:/s/Gary Sirmon
                                --------------
                                Gary Sirmon
                                President

                            Exhibit 2

Agreement and Plan of Merger dated as of September 25, 2001 by and among Banner Corporation and Banner Bank and Oregon Business Bank.

                          AGREEMENT AND PLAN OF MERGER

                         dated as of September 25, 2001


                                  by and among

                               BANNER CORPORATION

                                       and

                                   BANNER BANK

                                       and

                              OREGON BUSINESS BANK

                                TABLE OF CONTENTS

                                      Page

AGREEMENT AND PLAN OF MERGER ............................................. 1

RECITALS ................................................................. 1

AGREEMENT ................................................................ 1


                                    ARTICLE 1
                                   DEFINITIONS

         1.1      Definitions ............................................ 1


                                    ARTICLE 2
                         THE MERGER AND RELATED MATTERS

         2.1      Merger
                  (a)      Continuing Bank; Name ......................... 5
                  (b)      Articles of Incorporation and Bylaws;
                            Officers and Directors........................ 5
                  (c)      Effects of the Merger ......................... 5
                  (d)      Transfer of Assets ............................ 5
                  (e)      Assumption of Liabilities ..................... 5
         2.2      Effective Time ......................................... 5
         2.3      Merger Consideration ................................... 6
         2.4      Effect on Bank Common Stock ............................ 6
         2.5      Banner Common Stock .................................... 6
         2.6      Dissenting Shares ...................................... 7
         2.7      Major Shareholder ...................................... 7
         2.8      Exchange of Bank Common Stock .......................... 7
         2.9      Closing ................................................ 8
         2.10     Reservation of Right to Revise Transaction ............. 8


                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         3.1      Organization and Corporate Authority of Acquiror ....... 8
         3.2      Organization and Qualification of Banner ............... 8
         3.3      Authorization, Execution and Delivery; Merger
                   Agreement Not in Breach ............................... 9
         3.4      No Legal Bar ........................................... 9
         3.5      Government Approvals ................................... 9
         3.6      Disclosure ............................................. 9

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BANK

         4.1      Organization and Qualification of the Bank ............. 10
         4.2      Authorization, Execution and Delivery; Merger Agreement
                   Not in Breach ......................................... 10
         4.3      No Legal Bar ........................................... 10
         4.4      Government and Other Approvals ......................... 11
         4.5      Compliance With Law .................................... 11

                                       (i)

         4.6      Charter Documents ...................................... 11
         4.7      Financial Statements ................................... 11
         4.8      Absence of Certain Changes ............................. 12
         4.9      Deposits ............................................... 13
         4.10     Properties ............................................. 13
         4.11     Bank Subsidiaries ...................................... 13
         4.12     Condition of Fixed Assets and Equipment ................ 13
         4.13     Tax Matters ............................................ 13
         4.14     Litigation ............................................. 14
         4.15     Hazardous Materials .................................... 14
         4.16     Insurance .............................................. 16
         4.17     Labor and Employment Matters ........................... 16
         4.18     Records and Documents .................................. 17
         4.19     Capitalization of the Bank ............................. 17
         4.20     Sole Agreement ......................................... 17
         4.21     Disclosure ............................................. 17
         4.22     Absence of Undisclosed Liabilities ..................... 17
         4.23     Allowance for Loan Losses .............................. 17
         4.24     Compliance with Laws ................................... 18
         4.25     Absence of Regulatory Actions .......................... 18
         4.26     Employee Benefit Plans ................................. 18
         4.27     Material Contracts ..................................... 22
         4.28     Material Contract Defaults ............................. 23
         4.29     Reports ................................................ 23
         4.30     Statements True and Correct ............................ 24
         4.31     Brokers and Finders .................................... 24
         4.32     Derivatives Contracts; Structured Notes, Etc ........... 24
         4.33     Loans .................................................. 24
         4.34     Anti-takeover Provisions Inapplicable .................. 24

                                    ARTICLE 5
                              COVENANTS OF ACQUIROR

         5.1      Regulatory Approvals ................................... 25
         5.2      Preparation of Bank Proxy Statement .................... 25
         5.3      Employees .............................................. 25
         5.4      Reasonable Efforts to Close ............................ 25
         5.5      Indemnification and Insurance .......................... 26

                                    ARTICLE 6
                              COVENANTS OF THE BANK

         6.1      Shareholders' Meeting .................................. 26
         6.2      Conduct of Business -- Affirmative Covenants ........... 26
         6.3      Conduct of Business -- Negative Covenants .............. 28
         6.4      Conduct of Business -- Certain Actions ................. 30
         6.5      Accruals and Reserves .................................. 30
         6.6      Access; Information .................................... 30


                                      (ii)

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1      Conditions to the Obligations of Bank .................. 31
                  (a)      Performance ................................... 31
                  (b)      Representations and Warranties ................ 31
                  (c)      Documents ..................................... 31
                  (d)      Opinion of Acquiror's and Banner's Counsel .... 31

         7.2      Conditions to the Obligations of Acquiror and Banner ... 32
                  (a)      Performance ................................... 32
                  (b)      Representations and Warranties ................ 32
                  (c)      Documents ..................................... 32
                  (d)      Destruction of Property ....................... 33
                  (e)      Inspections Permitted ......................... 33
                  (f)      No Material Adverse Change .................... 33
                  (g)      Opinion of the Bank's Counsel ................. 33
                  (h)      Other Business Combinations, Etc. ............  34
                  (i)      Maintenance of Certain Covenants, Etc ........  34
                  (j)      Dissenting Shares ............................. 34
                  (k)      Accruals and Reserves ........................  34
                  (l)      Employment Agreements ........................  34
                  (m)      Major Shareholders and Directors .............. 34

         7.3      Conditions to Obligations of All Parties ............... 35
                  (a)      No Pending or Threatened Claims ............... 35
                  (b)      Government Approvals and Acquiescence Obtained. 35
                  (c)      Shareholder Vote .............................. 35

                                    ARTICLE 8
                                   TERMINATION

         8.1      Termination ............................................ 35
         8.2      Effect of Termination .................................. 36
         8.3      Termination Fee ........................................ 36
         8.4      Acquiror Fee ........................................... 37

                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1      Notices ................................................ 38
         9.2      Assignability and Parties in Interest .................. 38
         9.3      Governing Law .......................................... 39
         9.4      Counterparts ........................................... 39
         9.5      Best Efforts ........................................... 39
         9.6      Publicity .............................................. 39
         9.7      Entire Agreement ....................................... 39
         9.8      Severability ........................................... 39
         9.9      Modifications, Amendments and Waivers .................. 39
         9.10     Interpretation ......................................... 40
         9.11     Payment of Expenses .................................... 40
         9.12     Equitable Remedies ..................................... 40
         9.13     Attorneys' Fees ........................................ 40

                                      (iii)

         9.14     No Waiver .............................................. 40
         9.15     Remedies Cumulative .................................... 40
         9.16     Non-Survival of Representations and Warranties ......... 40


         Exhibit A         Plan of Merger
         Exhibit B         Voting Agreement
         Exhibit C         Employment Agreements









                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made and entered into this 25th day of September 2001, by and among BANNER CORPORATION ("Acquiror"), a corporation chartered and existing under the laws of the State of Washington, BANNER BANK, a state chartered bank existing under the laws of the State of Washington ("Banner") and OREGON BUSINESS BANK (the "Bank"), a commercial bank chartered and existing under the laws of the State of Oregon.

                                    RECITALS

         A. Acquiror, Banner and the Bank, on the terms and conditions hereinafter set forth, desire to effect an acquisition transaction pursuant to which Acquiror will acquire for cash all of the shares of Bank Common Stock (as hereinafter defined) outstanding at the Effective Time (as hereinafter defined) at a purchase price per share equal to the amount set forth in Section 2.3(a) hereof.

         B. To effect the acquisition, the Bank shall be merged with and into Banner (the "Merger") pursuant to the Plan of Merger substantially in the form attached hereto as Exhibit A. Banner will be the continuing financial
                   ---------
institution (the "Continuing Bank").

         C. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. Concurrently with the execution and delivery of this Merger Agreement, and as an inducement to Acquiror's willingness to enter into this Merger Agreement, each member of the Board of Directors of the Bank has entered into an agreement with Acquiror pursuant to which, among other things, they have agreed to vote in favor of approval of the transactions contemplated by this Merger Agreement at the Shareholders Meeting (as hereinafter defined).

         E. The respective Boards of Directors of Acquiror, Banner and the Bank have duly approved this Merger Agreement and have duly authorized its execution and delivery.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

                                    ARTICLE 1

                                   DEFINITIONS

         1.1      Definitions.  As used in this Merger Agreement, the following
                  -----------
terms have the definitions indicated:


                  "ACQUIROR" shall mean Banner Corporation, a bank holding company having its principal place of business in Walla Walla, Washington, that is incorporated under the laws of the State of Washington.

                  "ACQUIROR DUE DILIGENCE REVIEW" shall have the meaning assigned to such term in Section 8.1(j) of this Merger Agreement.

                  "ACQUIROR DUE DILIGENCE REVIEW PERIOD" shall have meaning assigned to such term in Section 8.1(j) of this Merger Agreement.

                  "ACQUIROR FEE" shall have the meaning assigned to such term in
Section 8.4 of this Merger Agreement.

                  "ACQUISITION PROPOSAL" shall have the meaning assigned to such term in Section 6.4 of this Merger Agreement.

                  "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common control, with that party.

                  "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 4.15(a) of this Merger Agreement.

                  "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 4.8 of this Merger Agreement.

                  "BANK" shall mean Oregon Business Bank, a commercial bank chartered and existing under the laws of the State of Oregon.

                  "BANK COMMON STOCK" has the meaning assigned to such terms in
Section 2.3(a) of this Merger Agreement.

                  "BANK FINANCIAL STATEMENTS" shall have the meaning assigned to such term in Section 4.7 of this Merger Agreement.

                  "BANK OPTION" shall mean an option granted by the Bank to purchase shares of Bank Common Stock.

                  "BANK SHAREHOLDERS" shall mean the holders of the Bank Common Stock.

                  "BANNER" shall mean Banner Bank of Washington, a state chartered bank existing under the laws of the State of Washington.

                  "BHCA" shall mean the Bank Holding Company Act.

                  "CERCLA" shall have the meaning set forth in Section 4.15(a) of this Merger Agreement.

                  "CERTIFICATE" shall have the meaning assigned to such term in
Section 2.8 of this Merger Agreement.

                  "CLOSING" shall have the meaning assigned to such term in
Section 2.9 of this Merger Agreement.

                  "CLOSING DATE" shall have the meaning assigned to such term in
Section 2.9 of this Merger Agreement.

                  "CONSIDERATION" shall have the meaning assigned to such term in Section 2.3

                  "CONTINUING BANK" shall mean Banner as the financial institution resulting from the consummation of the Merger as set forth in
Section 2.1(a) of this Merger Agreement.

                  "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the Bank.

                  "DERIVATIVES CONTRACT" shall have the meaning assigned to such term in Section 4.32 of this Merger Agreement.

                  "DISSENTING SHARES" shall have the meaning assigned to such term in Section 2.5 of this Merger Agreement.

                  "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time shall have occurred.

                  "EFFECTIVE TIME" shall have the meaning assigned in Section
2.2 of this Merger Agreement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                  "FRB" shall mean the Board of Governors of the Federal Reserve System.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "GOVERNMENT APPROVALS" shall have the meaning assigned to such term in Section 3.5 of this Merger Agreement.

                  "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 4.15(a) of this Merger Agreement.

                  "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "LOAN PROPERTY" shall have the meaning assigned to such term in Section 4.15(a) of this Merger Agreement.

                  "MAJOR SHAREHOLDER" shall have the meaning assigned to such term in Section 2.7 of this Merger Agreement.

                  "MERGER" shall, as described in Section 2.1 of this Merger Agreement, mean the merger of the Bank with and into Banner, which shall survive the Merger as the Continuing Bank.

                  "MERGER AGREEMENT" means this Agreement and Plan of Merger together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Merger Agreement.

                  "OFFICER" shall have the meaning set forth in Section 4.8(k) of this Merger Agreement.

                  "OREGON BANK ACT" shall mean Oregon Revised Statutes Chapter 706-716.

                  "OREGON DEPARTMENT" shall mean the Department of Consumer and Business Services, acting by and through the Division of Finance and Corporate Securities of the State of Oregon.

                  "OREGON DIRECTOR" shall mean the Director of the Oregon Department.

                  "PARTIES" shall mean the Bank, Acquiror and Banner collectively; Bank on the one hand, or Acquiror and Banner on the other hand, may sometimes be referred to as a "PARTY."

                 "PAYING AGENT" shall have the meaning assigned to such term in
Section 2.8 of this Merger Agreement.

                  "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                  "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                  "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of Bank and Acquiror and filed with the Oregon Director in accordance with Oregon law and with the Washington Director in accordance with Washington law and providing for the Merger of the Bank with and into Banner as contemplated by
Section 2.1 of this Merger Agreement.

                  "PROPERTY" shall have the meaning assigned to such term in
Section 4.15(a) of this Merger Agreement.

                  "PROXY STATEMENT" shall mean the proxy statement to be used by the Bank to solicit proxies with a view to securing the approval of the Bank Shareholders of this Merger Agreement and the Plan of Merger.

                  "RCW" shall mean the Revised Code of Washington.

                  "REALTY" means the real property of the Bank owned or leased by the Bank.

                  "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of the Bank, original instruments and other documentation, pertaining to the Bank, the Bank's assets (including plans and specifications relating to the Realty), and liabilities, the Bank Common Stock, the Deposits and the loans, and all other business and financial records which are necessary or customary for use in the conduct of the Bank's business by Acquiror and the Bank on and after the Effective Time as it was conducted prior to the Closing Date.

                  "REGULATORY AUTHORITIES" shall mean, collectively, the Department of Justice, the FRB, the FDIC, the SEC, the Washington Department, Oregon Department or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Merger Agreement.

                  "RELEASE" shall have the meaning assigned to such term in
Section 4.15(b)(i) of this Merger Agreement.

                  "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                  "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the FDIC, or with any other Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES LAWS" shall mean the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended, ("1934 Act"), the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                  "SHAREHOLDERS MEETING" shall mean the special meeting of the Bank Shareholders to be held pursuant to Section 6.1 of this Merger Agreement, including any adjournment or adjournments thereof.

                  "WASHINGTON DEPARTMENT" shall mean the Department of Financial Institutions of the State of Washington.

                  "WASHINGTON DIRECTOR" shall mean the Director of the Washington Department.

                                    ARTICLE 2

                         THE MERGER AND RELATED MATTERS

                  2.1 Merger. Subject to the terms and conditions of this Merger
                      -------
Agreement, and pursuant to the provisions of the RCW, the Oregon Bank Act, the BHCA and the rules and regulations promulgated thereunder, at the Effective Time (as hereinafter defined):

                           (a)      Continuing Bank; Name.  The Bank shall be
                                    ---------------------
merged with and into Banner pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit A. Upon consummation of the Merger, the separate existence of the Bank shall cease and Banner shall continue as the Continuing Bank. The name of the Continuing Bank, shall by virtue of the Merger remain "Banner Bank."

                           (b)      Articles of Incorporation and Bylaws;
                                    -------------------------------------
 Officers and Directors.  The articles of incorporation and bylaws of Banner,
 -----------------------
in effect immediately prior to the Effective Time, shall become the articles of incorporation and bylaws of the Continuing Bank. The directors and officers of Banner in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified. Subsequent to the Merger, the Bank, at the discretion of management of Banner, may be operated as the Oregon Business Bank, a division of Banner Bank.

                           (c)      Effects of the Merger.  At the Effective
                                    ---------------------
Time, the separate existence of Bank shall cease, and Bank shall be merged with and into Banner which, as the Continuing Bank, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both Banner and the Bank.

                           (d)      Transfer of Assets.  All rights, assets,
                                    ------------------
licenses, permits, franchises and interests of Banner and Bank in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, shall be deemed to be vested in Banner as the Continuing Bank by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                           (e)      Assumption of Liabilities.  The Continuing
                                    -------------------------
Bank shall become and be liable for all debts, liabilities, obligations and contracts of Banner as well as those of the Bank, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of Banner or the Bank.

                  2.2 Effective Time. As soon as practicable after each of the
                      ---------------
conditions set forth in Article 7 hereof have been satisfied or waived, the Parties will file, or cause to be filed, with the Washington Director and the Oregon Director such articles of merger and plan of merger as they may deem necessary or appropriate for the Merger which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of the RCW and the Oregon Bank Act. The Merger shall become effective at such time as may be specified in such articles of merger and certificate of merger (the "Effective Time").

                  2.3      Merger Consideration.  At the Effective Time:
                           --------------------

                           (a)      Each share of common stock of the Bank,
$5.00 par value per share ("Bank Common Stock"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares, as defined herein) including all outstanding options to acquire the Bank Common Stock (each a "Bank Option") as provided in Section 2.6 shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from Acquiror or Banner (as determined by Acquiror and Banner) in cash, without any interest thereon from the Effective Time until the time of payment, an amount equal to $18.75 (the "Per Share Consideration"). Notwithstanding any other provision of this Merger Agreement, in no event shall:
(i) Acquiror and Banner pay more than ten million dollars ($10,000,000) ("Consideration") to the shareholders, option holders, or equity holders of the Bank and (ii) Acquiror and Banner pay more than nine million, three hundred and seventy six thousand and three hundred dollars ($9,376,300) to the holders of the Bank Common Stock, and six hundred and twenty three thousand, seven hundred dollars ($623,700) to paid to the holders of Bank Options that have been granted and remain unexercised, as of the date of this Merger Agreement. The parties agree that shares of Bank Common Stock that are issuable upon the exercise of Bank Options that are outstanding as of the date of this Merger Agreement shall, notwithstanding any exercise of such Bank Option subsequent to the date of this Merger Agreement, be deemed to not be outstanding for purposes of entitlement to the Per Share Consideration payable under this Section 2.3.

                           Notwithstanding any other provision of this Merger
Agreement, any shares of Bank Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by Acquiror or Bank or are held in the treasury of Bank shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                           (b)      Bank Options to acquire 72,000 shares of
Bank Common Stock have been granted and remain outstanding pursuant to the Oregon Business Bank 2000 Stock Option (the "Bank Option Plan"). At the Effective Time, each Bank Option to acquire shares of Bank Common Stock granted pursuant to the Bank Option Plan that is then outstanding and unexercised, whether or not then vested, shall be canceled, and in lieu thereof the holders of such options shall be paid in cash an amount equal to the product of (i) the number of shares of Bank Common Stock subject to such option at the Effective Time and (ii) the amount by which the Per Share Consideration exceeds the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute a cancellation agreement in form and substance satisfactory to the Acquiror and Banner. In the event that the exercise price of a Bank Option is greater than the Consideration Per Share, then at the Effective Time such Bank Option shall be canceled without any payment made in exchange therefor. At the Effective Time, the Bank Option Plan shall be deemed terminated.

                  2.4      Effect on Bank Common Stock.  At the Effective Time:
                           ---------------------------

                           (a)      The holders of certificates representing
shares of Bank Common Stock shall cease to have any rights as stockholders of the Bank, except such rights, if any, as they may have pursuant to the Oregon Bank Act. Except as provided above, until certificates representing shares of Bank Common Stock are surrendered for exchange, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the amount of consideration into which their shares of Bank Common Stock shall have been converted by the Merger as provided above.

                           (b)      The stock transfer books of the Bank shall
be closed and no transfer of shares of Bank Common Stock shall be made thereafter.

                  2.5 Banner Common Stock. At the Effective Time, the shares of
                      --------------------
Banner Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain issued and outstanding as shares of Banner Common Stock.

                  2.6 Dissenting Shares. Any shares of Bank Common Stock held by
                      ------------------
a holder who dissents from the Merger in accordance with Oregon Law and becomes entitled to obtain payment for the fair value of such shares of Bank Common Stock pursuant to the applicable provisions of the Oregon Bank Act shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Merger Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to Oregon Revised Statutes Sections 711.175, 711.180, and 711.185.

                  2.7 Major Shareholder. As used in this Merger Agreement, the
                      -----------------
term "Major Shareholders" shall mean any person who as of the date hereof owns or controls more than five percent of the issued and outstanding shares of the Bank Common Stock. Simultaneous with the execution and delivery of this Merger Agreement, each major Shareholder and director of the Bank will execute and deliver to Acquiror a Voting Agreement in the form attached hereto as Exhibit B.
                                                                      ---------
                  2.8      Exchange of Bank Common Stock.
                           -----------------------------

                           (a)      As soon as practicable after the Effective
Time, each holder of record of certificates formerly representing shares of Bank Common Stock (the "Certificates") shall be instructed to tender such Certificates to the Paying Agent pursuant to a letter of transmittal that Acquiror shall deliver or cause to be delivered to such holder. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by the Paying Agent.

                           (b)      After the Effective Time, each holder of a
Certificate that surrenders such Certificate to the Paying Agent will, upon acceptance thereof by the Paying Agent, be entitled to the Consideration payable in respect of the shares represented thereby.

                           (c)      The Paying Agent shall accept Certificates
upon compliance with such reasonable terms and conditions as Acquiror or the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Acquiror or the Paying Agent may reasonably require in accordance with customary and prudent exchange procedures.

                           (d)      Each  outstanding Certificate,  other than
those representing Dissenting Shares, shall until duly surrendered to Acquiror or the Paying Agent be deemed to evidence the right to receive the Consideration.

                           (e)       After the Effective Time, there shall be no
further transfer on the records of the Bank of Certificates, and if such Certificates are presented to the Bank for transfer, they shall be canceled against delivery of the Consideration. Acquiror shall not be obligated to deliver the Consideration to any holder of Bank Common Stock until such holder surrenders the Certificates as provided herein. Any shareholders of the Bank who have not theretofore complied with this Section 2.8 shall thereafter look only to Acquiror for payment of their consideration deliverable in respect of each share of Bank Common Stock such stockholder holds as determined pursuant to this Merger Agreement without any interest thereon. If outstanding Certificates are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Neither the Paying Agent nor any party to this Merger Agreement nor any affiliate thereof shall be liable to any holder of Bank Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Acquiror and the Paying Agent shall be entitled to rely upon the stock transfer books of the Bank to establish the identity of those persons entitled to receive the Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Acquiror and the Paying Agent shall be entitled to deposit any Consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                           (f)      In the event any Certificate shall have been
lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, the consideration as may be required pursuant thereto; provided, however, that the Acquiror may, in its discretion and as a
         --------  -------
condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Acquiror, Banner, the Paying Agent or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  2.9 Closing. Subject to the provisions of Article 7 hereof,
                      --------
the closing of the transactions contemplated by this Merger Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, and shall be on such date, time and location as is mutually agreed to by Acquiror and the Bank. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute the Plan of Merger for filing with the Washington Director and the Oregon Director and promptly thereafter shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Merger
          ---------
Agreement. The Parties shall thereupon take such other and further actions as may be required by law or this Merger Agreement to consummate the transactions contemplated herein. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

                  2.10 Reservation of Right to Revise Transaction. Acquiror
                       -------------------------------------------
shall have the unilateral right to revise the method of effecting the Merger in order to achieve tax benefits or for any other reason which Acquiror may deem advisable; provided, however, that Acquiror shall not have the right, without
           --------  -------
the prior written approval of the Board of Directors of the Bank, and, if required, the approval of the Bank Shareholders, to make any revision to the structure of the Merger which changes the amount or kind of the consideration which the Bank Shareholders are entitled to receive (determined in the manner provided in Section 2.3 of this Merger Agreement). Acquiror may exercise this right of revision by giving written notice thereof to the Bank in the manner provided in Section 9.1 of this Merger Agreement.

                                    ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND BANNER

                  Each of Acquiror and Banner hereby represents and warrants to the Bank as follows:

                  3.1 Organization and Corporate Authority of Acquiror. Acquiror
                      ------------------------------------------------
is a corporation duly incorporated and validly existing under the laws of the State of Washington. Acquiror (i) has the requisite corporate power and authority to own, operate and lease its material properties and carry on its businesses as they are currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, business, assets or prospects of Acquiror and; (iii) has in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its businesses as they are currently being conducted. The Articles of Incorporation and Bylaws of Acquiror, as amended to date, are in full force and effect as of the date of this Merger Agreement.

                  3.2 Organization and Qualification of Banner. Banner is a
                      -----------------------------------------
Washington-chartered savings bank, duly organized, validly existing and in good standing under the laws of the State of Washington and engages only in activities (and holds properties only of the types) permitted by Washington law and the rules and regulations promulgated by the Washington Department thereunder or the FDIC for insured depository institutions. Banner (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted (including all requisite authority to operate branches in the States of Oregon and Washington) and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of Banner and all Acquiror Subsidiaries, taken as a whole. Banner's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

                  3.3 Authorization, Execution and Delivery; Merger Agreement Not in Breach.
------------------------------------------------------------------------

                           (a)      Acquiror and Banner have all requisite
corporate power and authority to execute and deliver this Merger Agreement and to consummate the transactions contemplated hereby. This Merger Agreement, and all other agreements and instruments contemplated to be executed in connection herewith by Acquiror and Banner, have been (or upon execution will have been) duly executed and delivered by Acquiror and Banner, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and no other corporate proceedings on the part of Acquiror and Banner are (or will be) necessary to authorize such execution and delivery, and, subject to receipt of any required Government Approvals, constitute (or upon execution will constitute) legal, valid and enforceable obligations of Acquiror and Banner, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                           (b)      The execution and delivery of this Merger
Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under,
(i) any material mortgage, lease, covenant, agreement, indenture or other instrument to which Acquiror and Banner are a party or by which Acquiror or Banner or their respective property or any of their respective assets are bound,
(ii) the Articles of Incorporation or Bylaws of Acquiror and Banner, (iii) any material judgment, decree, order or award of any court, governmental body or arbitrator by which Acquiror and Banner are bound, or (iv) any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Acquiror and Banner or their respective properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Acquiror and Banner, except that the Government Approvals shall be required in order for Acquiror and Banner to consummate the Merger.

                  3.4 No Legal Bar.  Neither Acquiror nor Banner is a party to,
                      -------------
subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Merger Agreement by Acquiror or Banner, its delivery to the Bank or (upon receipt of Governmental Approvals) the consummation of the transactions contemplated hereby, and no action or proceeding is pending or threatened against Acquiror or Banner in which the validity of this Merger Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                  3.5 Government Approvals.  No consent, approval, order or
                      ---------------------
authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Acquiror or Banner in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated hereby by Acquiror or Banner, except for the prior approval of the FRB, the FDIC, the Washington Department, the Oregon Department, and such other agencies as may have jurisdiction (collectively, the "Government Approvals"). Acquiror and Banner are not aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                  3.6 Disclosure. The information concerning, and the
                      -----------
representations or warranties made by Acquiror and Banner as set forth in this Merger Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Acquiror and Banner to Bank pursuant hereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Bank by Acquiror and Banner pursuant hereto were complete and accurate copies of such documents.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF THE BANK

         The Bank hereby represents and warrants to Acquiror as follows:

                  4.1 Organization and Qualification of the Bank. The Bank is an
                      -------------------------------------------
Oregon-chartered bank, duly incorporated and validly existing under the laws of the State of Oregon and engages only in activities (and holds properties only of the types) permitted by Oregon law and the rules and regulations promulgated by the Oregon Department thereunder or the FDIC for insured depository institutions. The Bank (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted (including all requisite authority to operate its branches) and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), affairs, business, assets or prospects of the Bank and all Bank Subsidiaries, taken as a whole. The Bank's deposit accounts are insured by the Bank Insurance Fund as administered by the FDIC to the fullest extent permitted under applicable law. The activities of the Bank are permitted for subsidiaries of bank holding companies pursuant to the BHCA.

                  4.2 Authorization, Execution and Delivery; Merger Agreement Not in Breach.
------------------------------------------------------------------------
                           (a)      The Bank has all requisite corporate power
and authority to execute and deliver this Merger Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Merger Agreement and the Plan of Merger and the consummation of the proposed transaction have been duly authorized by the Board of Directors of the Bank and, except for the approval of the Bank Shareholders, no other corporate proceedings on the part of the Bank is necessary to authorize the execution and delivery of this Merger Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Merger Agreement and all other agreements and instruments herein contemplated to be executed and delivered by the Bank have been (or upon execution and delivery will have been) duly executed and delivered by the Bank and (subject to any requisite shareholder approval and Government Approvals hereof) constitute (or upon execution and delivery will constitute) legal, valid and enforceable obligations of the Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                           (b)      The execution and delivery of this Merger
Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under (i) any mortgage, lease, covenant, agreement, indenture or other instrument to which the Bank is a party or by which the Bank is bound, other than accelerated vesting of stock options and as set forth in Schedule 4.4
                                                                    ------------
(ii) the Articles of Incorporation or Bylaws of the Bank, (iii) any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator or, (iv) (subject to the receipt of the Government Approvals) any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to the Bank or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of the Bank.

                  4.3      No Legal Bar.   The Bank is not a party to, or
                           ------------
subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Merger Agreement or the Plan of Merger by the Bank, the delivery thereof to Acquiror and Banner, or (upon receipt of Government Approvals) the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against the Bank in which the validity of this Merger Agreement, the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transactions contemplated hereby is at issue.

                  4.4 Government and Other Approvals. Except for the Government
                      -------------------------------
Approvals described in Section 3.5, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by the Bank in connection with the execution and delivery of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement nor, except as set forth in Schedule 4.4, is any consent or approval required from
                       ------------
any landlord, licensor or other non- governmental party which has granted rights to the Bank in order to avoid forfeiture or impairment of such rights. The Bank is not aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                  4.5 Compliance With Law. The Bank holds all licenses,
                      --------------------
franchises, permits and authorizations necessary for them to own or lease their respective properties and assets and for the lawful conduct of their respective businesses, as they are presently conducted, and the Bank has complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over the Bank's properties or over any other part of the Bank's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and, to the best knowledge of the Bank, may continue to be enjoyed by the Bank subsequent to the Closing of the transactions contemplated herein without any consent or approval. The Bank has not received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                  4.6      Charter Documents.  Included in Schedule 4.6 hereto
                           -----------------               ------------
are true and correct copies of the Articles of Incorporation and Bylaws of the Bank. The Articles of Incorporation and Bylaws of the Bank, as amended to date, are in full force and effect.

                  4.7      Financial Statements.
                           --------------------

                           (a)      Attached as  Schedule 4.7(a) hereto are true
copies of the consolidated balance sheets        ----------------
of the Bank as of December 31, 2000 and 1999, and as of June 30, 2001, and the related consolidated statements of income and changes in stockholders' equity and cash flows of the Bank for the years ended December 31, 2000, 1999 and 1998 and the six months ended June 30, 2001 and June 30, 2000 ("Bank Financial Statements"). Such financial statements (i) were prepared from the books and records of the Bank, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were prepared in accordance with GAAP; (iii) accurately present the Bank's consolidated financial condition and the consolidated results of its operations, changes in stockholders' equity and cash flows as stated including any amendments thereto at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of the Bank's consolidated financial condition and the consolidated results of the Bank's operations and cash flows for the periods covered by the Bank Financial Statements; and (v) do contain and reflect adequate provisions for loan losses, for real estate owned reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended.

                           (b)      The Bank has delivered to Acquiror (or will
deliver, when available, with respect
to periods ended after the date of this Merger Agreement) true, correct and complete copies of (i) all Call Reports, including any amendments thereto, filed with any Regulatory Authorities by the Bank, (ii) all reports, including any amendments thereto filed with any Regulatory Authorities by the Bank, each for any quarter ending after December 31, 2000 and (iii) all other financial reports prepared by the Bank or an outside accounting firm concerning the Bank's financial condition, results of operations or other financial matters. Such reports (i) were (or will be) prepared from the books and records of the Bank, which are complete and accurate in all material respects and have been maintained in accordance with good business practices; (ii) were (or will be) prepared in accordance with regulatory accounting principles consistently applied; (iii) accurately present (or, when prepared, will present) the Bank's consolidated financial condition and the consolidated results of its operations and changes in stockholders' equity at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of the Bank's consolidated financial condition and the consolidated results of the Bank's operations for the periods covered thereby; and (v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for loan losses, for real estate owned reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended.

                  4.8 Absence of Certain Changes.  Except as disclosed in
                      ---------------------------
Schedule 4.8 or as provided for or contemplated in this Merger Agreement, since
------------
December 31, 2000 (the "Balance Sheet Date") there has not been:

                           (a)      any material transaction by the Bank not in
the ordinary course of business and in conformity with past practice;

                           (b)      any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of the Bank;

                           (c)      any damage, destruction or loss, whether or
not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of the Bank or their future use and operation by the Bank;

                           (d)      any acquisition or disposition by the Bank
of any property or asset of the Bank, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Ten Thousand Dollars ($10,000), except in the ordinary course of business and in conformity with past practice;

                           (e)      any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of the Bank, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

                           (f)      any amendment, modification or termination
of any contract or agreement, relating to the Bank, to which the Bank is a party which would have a material adverse effect upon the financial condition or operations of the Bank;

                           (g)      any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of the Bank, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of five percent (5%) per annum or $5,000 for any of them individually;

                           (h)      any incurring of, assumption of, or taking
of, by the Bank, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                           (i)      any material alteration in the manner of
keeping the books, accounts or Records of the Bank, or in the accounting policies or practices therein reflected;

                           (j)      any release or discharge of any obligation
or liability of any person or entity related to or arising out of any loan made by the Bank of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                           (k)      any loan by the Bank to any Officer,
director or two percent (2%) shareholder of the Bank or any Affiliate of the Bank; or to any member of the immediate family of such Officer, director or two percent

(2%) shareholder of the Bank or any Affiliate of the Bank; or to any Person in which such Officer, director or two percent ( 2%) shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or two percent ( 2%) shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or two percent (2%) shareholder serves as a trustee or in a similar capacity. As used herein, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, chief financial officer, secretary, cashier or treasurer.

                  4.9 Deposits.  Except as set forth in Schedule 4.9, none of
                      ---------                         ------------
the Bank Deposits is a "brokered" deposit or subject to any encumbrance, legal restraint or other legal process and no portion of the Deposits represents deposits by any Officer or director of the Bank and their "immediate family" as defined in 12 C.F.R. Section 574.2(j) or over five percent (5%) shareholder of the
Bank, of an aggregate amount in excess of $200,000 except as set forth on
Schedule 4.9.

                  4.10 Properties.  Except as described in Schedule 4.10 hereto
                       -----------                         -------------
or adequately reserved against in the Bank Financial Statements, the Bank has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of its properties and assets, tangible or intangible, other than as reflected in the Bank Financial Statements. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of the Bank, held under leases or subleases by the Bank, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending).

                  4.11     Bank Subsidiaries.  There is not, nor has there been
                           -----------------
since the Bank's organization, any  direct or indirect subsidiary of the Bank.

                  4.12 Condition of Fixed Assets and Equipment.  Except as
                       ----------------------------------------
disclosed in Schedule 4.12 hereto, all of the Bank's buildings, structures and
             -------------
equipment in regular use are in good and serviceable condition, normal wear and tear excepted. None of the buildings, structures and equipment of the Bank violates or fails to comply in any material respect with any applicable health, fire, environmental, safety, zoning or building laws or ordinances or any restrictive covenant pertaining thereto.

                  4.13     Tax Matters.  Except as described in Schedule 4.13
hereto:                    -----------                          -------------

                           (a)      All federal, state, local, and foreign tax
returns and information returns required to be filed by or on behalf of the Bank have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Merger Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid or adequately provided for. As of the date of this Merger Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to the Bank except as fully reserved for in the Bank Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded tax litigation have been paid.

                           (b)      The Bank has not executed an extension or
waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                           (c)      Adequate provision for any federal, state,
local, or foreign taxes due or to become due for the Bank for all periods through and including December 31, 2000, has been made and is reflected on the December 31, 2000 financial statements included in the Bank Financial Statements and has been and will continue to be made with respect to periods ending after December 31, 2000 and subsequent periods.

                           (d)      Deferred taxes of the Bank have been and
will be provided for in accordance with GAAP.

                           (e)      To the best knowledge of the Bank, neither
the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against the Bank any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon the Bank by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by the Bank, either have been paid in full, or have been properly accrued and reflected in the Bank Financial Statements.

                  4.14 Litigation.  Except as set forth in Schedule 4.14 hereto,
                       -----------                         -------------
there is no action, suit or proceeding pending, or to the best knowledge of the Bank, threatened against the Bank before any court or arbitrator or any governmental body, agency or official, including, but not limited to, any action suit or proceeding that (i) has been brought by or on behalf of any person employed or formerly employed by the Bank or (ii) purports or seeks to enjoin or restrain the transactions contemplated by this Merger Agreement. Except as set forth on Schedule 4.14 there are no actions, suits, or proceedings pending or,
         -------------
to the best knowledge of the Bank, threatened against any officers or directors of the Bank by any stockholder of the Bank (or by any former stockholder of the Bank) relating to or arising out of such person's status as a stockholder.

                  4.15     Hazardous Materials.
                           -------------------

                           (a)      To the best knowledge of the Bank, the Bank
has obtained all permits, licenses and other authorizations which are required to be obtained by it with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by the Bank is in compliance with the terms and conditions of all of such permits, licenses and authorizations, and, to the best of knowledge of the Bank, is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 4.15 hereto. For purposes hereof, the following
                       -------------
terms shall have the following meanings:

                           "AFFILIATE OF THE BANK" means any person,
partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common control, with the Bank, but does not include directors of the Bank outside of their capacity as directors.

                           "APPLICABLE ENVIRONMENTAL LAWS" shall mean all
federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C.
Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C. Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and (m) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                           "HAZARDOUS SUBSTANCES" shall mean any substance,
material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of the Bank or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                           "LOAN PROPERTY" means any property in which the Bank
holds a security interest.

                           "PROPERTY" means any real property owned, controlled,
leased or held by the Bank,, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                           (b)      In addition, except as set forth in Schedule
4.15(b) hereto:
----------------
                                    (i)     No notice, notification, demand,
request for information, citation, summons or order has been received by the Bank, no complaint has been filed and served on the Bank, no penalty has been assessed and to the best knowledge of the Bank no investigation or review is pending by any governmental or other entity with respect to any alleged failure by the Bank to have any permit, license or authorization required in connection with the conduct of the business of the Bank or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances at any Property or any Loan Property;

                                    (ii)    To the best knowledge of the Bank,
no Property or Loan Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to the Bank's occupancy thereof, or during or prior to the occupancy thereof by any assignee or sublessee of the Bank, except in compliance with all Applicable Environmental Laws;

                                    (iii)   To the best knowledge of the Bank,
there are no Hazardous Substances being stored at any Property or Loan Property or located in, on or upon, any Property or Loan Property (including the subsurface thereof) or installed or affixed to structures or equipment on any Property or Loan Property, except in quantities normal for the ordinary use of such property and in compliance with Applicable Environmental Laws; and, to the best knowledge of the Bank, there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                    (iv)    To the best knowledge of the Bank,
no Hazardous Substances have been Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                           (c)      Neither the Bank nor any Affiliate of the
Bank has knowingly transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                           (d)      No Hazardous Substances have been knowingly
generated, recycled, treated, stored, disposed of or Released by, the Bank or any Affiliate of the Bank in violation of Applicable Environmental Laws.

                           (e)      No oral or written notification of a Release
of Hazardous Substances has been given or filed by or on behalf of the Bank or any Affiliate of the Bank relating to any Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                           (f)      To the best knowledge of the Bank, there are
no liens arising under or pursuant to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of the Bank, threatened, or are in process which could subject any Property to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                           (g)      There have been no environmental
investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Bank or any Affiliate of the Bank in relation to any Property, which have not been made available to Acquiror.

                           (h)      The Bank is not aware of any facts which
might suggest that the Bank has engaged in any practice with respect to any of its past or existing borrowers which could reasonably be expected to subject the Bank or any Property or Loan Property to any liability under any Applicable Environmental Laws.

                  4.16 Insurance.  The Bank and all of the Bank's material
                       ----------
assets, businesses, real property and other material properties are insured against fire, casualty, theft, liability, loss, interruption, title and such other events against which it is customary in the banking industry to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience. Set forth on Schedule 4.16 is a list of all
                                                -------------
insurance policies (excluding policies maintained on one- to four-family residential properties acquired through foreclosure) maintained by or for the benefit of the Bank or its respective directors, officers, employees or agents in their capacities as such. All such insurance policies are in full force and effect. The Bank has taken or will take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Merger Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to the Bank. The Bank has not had an insurance policy canceled or been denied insurance coverage for which it has applied. The fidelity bonds in effect as to which the Bank is a named insured are believed by the Bank to be sufficient.

                  4.17 Labor and Employment Matters.  Except as reflected in
                       -----------------------------
Schedule 4.17 hereto, there is no (i) collective bargaining agreement or other
-------------
labor agreement to which the Bank is a party or by which it is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which the Bank is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of the Bank. The Bank has not received any notice that any party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. The Bank has not received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. The Bank has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and the Bank has withheld and paid to the appropriate governmental authorities or is holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of the Bank and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.17, there is no:
                                                  -------------
unfair labor practice complaint against the Bank pending before the National Labor Relations Board or any state or local agency; pending labor strike or, to the best of knowledge of the Bank, other labor trouble affecting the Bank; labor grievance pending against the Bank; to the best knowledge of the Bank, pending representation question respecting the employees of the Bank; pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Bank is a party, or to the best knowledge of the Bank, any basis for which a claim may be made under any collective bargaining agreement to which the Bank is a party.

                  4.18 Records and Documents.  The Records of the Bank are and
                       ----------------------
will be sufficient to enable the Bank to continue conducting the Bank's business under similar standards as the Bank has heretofore conducted such business.

                  4.19 Capitalization of the Bank. The authorized capital stock
                       ---------------------------
of the Bank consists of 4,000,0000 shares of Bank Common Stock (and no shares of preferred stock) having a par value of $5.00 per share. As of the date of this Merger Agreement, 500,000 shares of the Bank Common Stock were issued and outstanding. All of the outstanding Bank Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any shareholder. Except as described on Schedule 4.19
                                                             -------------
hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into Bank Common Stock or into any other equity or debt security of the Bank, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Bank Common Stock or any other equity or debt security of the Bank. Accordingly, immediately prior to the Effective Time, there will be not more than 572,000 shares of Bank Common Stock issued and outstanding.

                  4.20 Sole Agreement.  With the exception of this Merger
                       ---------------
Agreement, the Bank is not a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of the Bank (or any of its assets) in any business combination of any kind; or any agreement obligating the Bank to issue or sell or authorize the sale or transfer of Bank Common Stock. Except as described in Schedule 4.20
                                                              -------------
hereto, there are no (nor will there be at the Effective Time any) shares of capital stock or other equity securities of the Bank outstanding, except for shares of the Bank Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which the Bank is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

                  4.21 Disclosure.  The information concerning, and
                       -----------
representations and warranties made by, the Bank set forth in this Merger Agreement, or in the Schedules of the Bank hereto, or in any document, statement, certificate or other writing furnished or to be furnished by the Bank to Acquiror pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Acquiror by the Bank pursuant hereto were or will be complete and accurate copies of such documents.

                  4.22 Absence of Undisclosed Liabilities.  Except as described
                       -----------------------------------
in Schedule 4.22 hereto, the Bank has no obligation or liability (contingent or
   -------------
otherwise) that is material to the financial condition or operations of the Bank, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of the Bank (i) except as disclosed in the Bank Financial Statements delivered to Acquiror prior to the date of this Merger Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Merger Agreement. Since December 31, 2000, the Bank has not incurred or paid any obligation or liability which would be material to the financial condition or operations of the Bank, except for obligations paid by the Bank under the terms of this Merger Agreement (all such obligations or payments are fully described by the Bank in Schedule 4.22 hereto)
                                                           -------------
or in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to the Bank.

                  4.23 Allowance for Loan Losses.  The allowance for loan losses
                       --------------------------
shown on the Bank Financial Statements is (with respect to periods ended on or before December 31, 2000) or will be (with respect to periods ending subsequent to December 31, 2000) adequate in all respects to provide for anticipated losses inherent in loans outstanding or for commitments to extend credit or similar off-balance sheet items (including accrued interest receivable) as of the dates thereof and is in compliance with the requirements of GAAP. Except as disclosed in Schedule 4.23 hereto, as of the date thereof, the Bank does not have any loan
   -------------
which has been criticized or classified by bank examiners representing any Regulatory Authority or by its independent auditors as "Special Mention," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

                  The allowance for possible losses on other real estate owned ("OREO") shown on the Bank Financial Statements is (with respect to periods ended on or before December 31, 2000) or will be (with respect to periods ending subsequent to December 31, 2000) adequate in all respects to provide for anticipated losses inherent in OREO or held by the Bank and the net book value of OREO on the Balance Sheet of the Bank Financial Statements is the fair value of the OREO in accordance with Statement of Position 92-3.

                  4.24     Compliance with Laws.  The Bank:
                           --------------------

                           (a)      Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of the Bank, or which would or could reasonably be expected to subject the Bank or any of its directors or officers to civil money penalties;

                           (b)      Has received no notification or
communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that the Bank is or may not be in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on the Bank, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of the Bank, or (iii) requiring the Bank to enter into a cease and desist order, consent, agreement, or memorandum of understanding; and

                           (c)      Is in material compliance with the
applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, the Bank's current CRA rating, if any, will be satisfactory or better. To the best knowledge of the Bank, there is no fact or circumstance or set of facts or circumstances which would cause the Bank to fail to comply with such provisions or cause the CRA rating of the Bank to fall below satisfactory.

                  4.25 Absence of Regulatory Actions.  The Bank is not a party
                       ------------------------------
to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any such governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                  4.26     Employee Benefit Plans.
                           ----------------------
                           (a)      The Bank has previously provided to Acquiror
and Banner true and complete copies of each "employee pension benefit plan," as defined in Section 3(2) of ERISA which, to the best of knowledge of the Bank, is subject to any provision of ERISA and covers any employee, whether active or retired, of the Bank or any other entity which is a member of a controlled group or is under common control with the Bank in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans,"and each such Employee Pension Benefit Plan is listed in Schedule 4.26(a)
                                                                ---------------
hereto. The Bank has also provided to Acquiror and Banner true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                           To the best knowledge of the Bank, each Employee
Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Internal Revenue Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code have been provided to Acquiror and Banner. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984 were timely filed and have been received by the Bank and the Bank Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to Acquiror and Banner. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                           Each of the Employee Pension Benefit Plans has been
operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to Acquiror and Banner and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in
Schedule 4.26(a) hereto.  All such deviations have been made in conformity with
----------------
applicable laws, including ERISA and the Internal Revenue Code.

                           With respect to Employee Pension Benefit Plans which
are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to Acquiror and Banner. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to Acquiror and Banner.

                           With respect to all Employee Pension Benefit Plans
which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were or will be required to be filed with the Department of Labor and distributed to participants and beneficiaries have been filed and timely distributed. Copies of all such summary plan descriptions have been delivered to Acquiror and Banner. No Employee Pension Benefit Plan constitutes a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA.

                           No Employee Pension Benefit Plan subject to Part III
of Subtitle B of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Internal Revenue Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by the Bank or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Internal Revenue Code Section415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                           No "reportable event" (as described in Section
4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as defined in Section 4975 of the Internal Revenue Code), has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom the Bank is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code.

                           No condition exists with regard to any Employee
Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                           No Employee Pension Benefit Plan is subject to Title
IV of ERISA.

                             No Employee Pension Benefit Plan which is qualified
under Section 401(a) of the Internal Revenue Code is a qualified defined benefit pension plan.

                           No tax has been, will be, or is reasonably
anticipated to be imposed under Internal Revenue Code Section 4978, 4978A, 4978B, or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by the Bank which is an employee stock ownership plan ("ESOP").

                           Except as disclosed in Schedule 4.26(a) hereto, all
Employee Pension Benefit Plans were in effect     ----------------
for substantially all of calendar year 2000. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 2000 for each such Employee Pension Benefit Plan.

                           The Bank has provided to Acquiror and Banner copies
of the annual actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Internal Revenue Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to Acquiror and Banner.

                           The Bank has provided to Acquiror and Banner copies
of all filings regarding the Employee Pension Benefit Plans which have been made with the Regulatory Authorities for the three (3) plan years preceding the current date.

                           (b)      The Bank has furnished to Acquiror and
Banner true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best knowledge of the Bank, is subject to any provision of ERISA and covers any employee, whether active or retired, of the Bank or members of a controlled group or entities under common control with the Bank or the Bank Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans,"and each such Employee Welfare Benefit Plan is listed in Schedule 4.26(b)
hereto.                                                         ---------------

                           The Bank has also provided to Acquiror and Banner
true and complete copies of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Internal Revenue Code Section 125), and voluntary employee beneficiary associations (pursuant to Internal Revenue Code
Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to Acquiror and Banner and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Internal Revenue Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Schedule 4.26(b) hereto. The Bank has
                                    ---------------
provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Internal Revenue Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

                           With respect to all Employee Welfare Benefit Plans
which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Internal Revenue Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to Acquiror and Banner. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to Acquiror and Banner.

                           Except as disclosed in Schedule 4.26(b) hereto, all
Employee Welfare Benefit Plans which are in       ---------------- effect
were in effect for substantially all of calendar year 2000. Except as disclosed in Schedule 4.26(b) hereto, there has been with respect to such Employee Welfare
   ---------------
Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 2001.

                           No Employee Welfare Benefit Plan or any trust created
thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom the Bank is not directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to the Bank that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                           The Bank  has not failed to make any contribution to,
or pay any amount due and owing by the Bank under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Schedule 4.26(b) hereto, no claims
                                             ----------------
have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge of the Bank, constitute a liability for the Bank after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                           Except as disclosed in Schedule 4.26(b) hereto, to
the best knowledge of the Bank, no condition      ---------------- exists that
could subject any Employee Welfare Benefit Plan or any person (other than a person for whom the Bank is not directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Internal Revenue Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and Internal Revenue Code Section 4980B with respect to any current or former employee of the Bank, or the beneficiaries of such employee.

                           Except as disclosed on Schedule 4.26(b), no Employee
Welfare Benefit Plan provides coverage of, or     ---------------- benefits for,
persons who are not actual employees of the Bank, other than as required by
Section 4980B of the Internal Revenue Code or Sections 601 through 609 of ERISA.

                           (c)      The Bank has furnished to Acquiror and
Banner true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by the Bank which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of the Bank. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of the Bank are listed on Schedule 4.26(c)
                                                            ----------------
hereto. Except as disclosed in Schedule 4.26(c) hereto, there are no other
                               ----------------
Benefit Arrangements of the Bank and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 2000. Except as disclosed in Schedule 4.26(c) hereto, there has been with respect to Benefit
             ----------------
Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 2001. There has been no material increase in the base salary and wage levels of the Bank and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 2000. Except as disclosed in
Schedule 4.26(c) hereto, there has been no material increase in the compensation
----------------
of, or benefits payable to, any senior executive employee of the Bank on or after January 1, 2001 nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 2001.

                           With respect to all Benefit Arrangements which are
subject to the annual return requirement of Internal Revenue Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to Acquiror and Banner.

                           (d)      Listed in Schedule 4.26(d) hereto are all
Employee Pension Benefit Plans, Employee      ---------------- Welfare Benefit
Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of the Bank, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Schedule 4.26(d) also includes in
                                         ----------------
reasonable detail, to the extent such benefits can be calculated as of the date of this Merger Agreement and a description of benefits that cannot be so calculated, the payments and benefits due at Closing under the Bank's employment agreements, change in control agreements, supplemental executive retirement plan, directors' retirement plan and defined benefit plan. Except as disclosed in Schedule 4.26(d) hereto, there is no Employee Pension Benefit Plan, Employee
   ----------------
Welfare Benefit Plan, or Benefit Arrangement covering any employee of the Bank which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in
Section 280G of the Internal Revenue Code and Regulations proposed pursuant to that section.

                           (e)      Except as described in Schedule 4.26(e)
hereto, each Employee Pension Benefit Plan, Employee       ----------------
Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by the Bank within a period of no more than thirty (30) days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by the Bank to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements.

                           (f)      Except as disclosed in Schedule 4.26(f)
hereto, the Bank has not received notice from any          ----------------
governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

                           Except as disclosed in Schedule 4.26(f) hereto, no
suits, actions, or claims have been filed in any  ----------------   court of
law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best knowledge of the Bank, anticipated to be filed.

                  4.27     Material Contracts.  (a) Except as set forth on
                           ------------------   Schedule 4.27 (and with a true
and correct copy of the document or other item ------------- in question attached to such Schedule), the Bank is not a party or subject to any of the following (whether written or oral, express or implied):

                                    (i)     any agreement, arrangement or
commitment (A) not made in the ordinary course of business or (B) pursuant to which the Bank is or may become obligated to invest in or contribute capital to any entity;

                                    (ii)    any agreement, indenture or other
instrument not disclosed in the Bank Financial Statements relating to the borrowing of money by the Bank or the guarantee by the Bank of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business such as deposits, Fed Funds borrowings and repurchase agreements);

                                    (iii)   any contract, agreement or
understanding with any labor union or collective bargaining organization;

                                    (iv)    any contract containing covenants
which limit the ability of the Bank to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, the Bank may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

                                    (v)     any contract or agreement which is a
"material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                                    (vi)    any lease with annual rental
payments aggregating $10,000 or more;

                                    (vii)   consulting agreement (other than
data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than $10,000 per annum;

                                    (viii)  any agreement with any executive
officer or other key employee of the Bank the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving the Bank of the nature contemplated by this Merger Agreement;

                                    (ix)    any agreement with respect to any
executive officer of the Bank providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $30,000 per annum;

                                    (x)     any agreement with any director or
executive officer of the Bank  providing for indemnification of such person; or

                                    (xi)    agreement or plan, including any
stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Merger Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Merger Agreement.

                           (b)      Except as disclosed on Schedule 4.27, no
officer or director of the Bank or any "associate" (as     -------------
such term is defined in Rule 12b-2 under the 1934 Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Bank.

                  4.28 Material Contract Defaults. The Bank is not in default in
                       ---------------------------
any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the condition (financial or other) of the Bank, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  4.29 Reports.  Since January 1, 1998, the Bank has filed all
                       --------
reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the FDIC; (ii) the FRB; and (iii) any other applicable federal or state securities or banking authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Bank has previously provided to Acquiror and Banner true and correct copies of all such reports and any amendments thereto filed by the Bank after January 1, 1998.

                  4.30 Statements True and Correct.  None of the information
                       ----------------------------
prepared by, or on behalf of, the Bank regarding the Bank included in the Proxy Statement mailed to the Bank's Shareholders in connection with the Shareholders Meeting, and any other documents filed with the FRB, the FDIC or any other Regulatory Authority in connection with the transaction contemplated herein (if applicable), will be, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of the Bank, false or misleading with respect to any material fact, or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, false or misleading with respect to any material fact, or omit to state any material fact necessary to make any statements therein, in light of the circumstances under which they were made, not misleading.

                  4.31 Brokers and Finders.  Neither the Bank nor any of its
                       --------------------
officers, directors or employees has employed any broker or finder, or agreed to pay any fees to any director or former director or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder, or director or former director of the Bank, has acted directly or indirectly for the Bank, in connection with this Merger Agreement or the transactions contemplated hereby.

                  4.32 Derivatives Contracts; Structured Notes; Etc. The Bank is
                       ---------------------------------------------
not a party to and has not agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that
(1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) on Schedule 4.32.
                                                               -------------
                  4.33 Loans. To the best knowledge of the Bank, with respect to
                       ------
each loan owned by the Bank in whole or in part: (i) the note and any related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms; (ii) neither the Bank nor any prior holder of a loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or note except as otherwise disclosed by documents in the applicable loan file; (iii) the Bank is the sole holder of legal and beneficial title to each loan (or the Bank's applicable participation interest), as applicable and there has not been any assignment or pledge of any loan; and (iv) the note, mortgage and any other collateral documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed by documents in the applicable loan file.

                  4.35 Anti-takeover Provisions Inapplicable. The Bank has taken
                       --------------------------------------
or prior to the Effective Time, will have taken, all actions required to exempt the Acquiror and Banner, and the transactions contemplated hereby, from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

                                    ARTICLE 5

                              COVENANTS OF ACQUIROR

                  5.1 Regulatory Approvals.  Within a reasonable time after
                      ---------------------
execution of this Merger Agreement, Acquiror shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Merger Agreement and the Plan of Merger with reasonable promptness. Acquiror shall pay all fees and expenses arising in connection with such applications for regulatory approval. Acquiror agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Acquiror's applications for regulatory approval and Acquiror agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 5.1 shall be construed to obligate Acquiror to take any action to meet any condition required to obtain prior regulatory approval if any such condition materially differs from conditions customarily imposed by such Regulatory Authorities in orders approving acquisitions of the type contemplated by this Merger Agreement, constitutes a significant impediment upon Acquiror's ability to carry on its business or acquisition programs (as may be determined in the sole discretion of Acquiror) or requires Acquiror to increase the Bank's capital ratios to amounts in excess of the FDIC's minimum capital ratio guidelines which may be in effect from time to time.

                  5.2 Preparation of Bank Proxy Statement.  Acquiror shall
                      -----------------------------------  cooperate with the
Bank in preparation of the Proxy Statement to be used at the Shareholders
Meeting.

                  5.3 Employees.  Upon consummation of the Merger, all employees
                      ---------- of the Bank and the Bank Subsidiaries shall be deemed to be at-will employees of Acquiror or Banner except for those employees who are parties to a written employment agreement.

                           (a)      There shall be no obligation by the Acquiror
or Banner to continue the employment of the Bank's employees. As of the Effective Time, employees of the Bank who continue as employees of the Acquiror and Banner shall be entitled to participate in accordance with the terms of and on an equitable basis in the same benefit plans, programs or policies as are generally available to Acquiror's and Banner's employees of similar rank and status. For purposes of eligibility and vesting (but not for the accrual of benefits) under such plans, programs or policies, employees of the Bank who continue as Acquiror's or Banner's employees will be credited for prior years of service with the Bank, and there shall be no exclusion from coverage under the Acquiror's or Banner's health insurance plan as a result of pre-existing conditions to the extent such conditions were covered under any health insurance plan maintained by the Bank prior to the Effective Time.

                           (b)      The Acquiror agrees to honor the terms of
the Bank employment agreement with James W. Shires set forth in Schedule 4.26;
                                                                --------------
provided, however, in no event shall the Acquiror or Banner be obligated to make any payment or provide any benefits whatsoever to any officer or employee of the Bank under any circumstance in which such payments or benefits, whether due under such agreements or otherwise, is or will not be deductible by the Acquiror or Banner by reason of Section 280G of the Internal Revenue Code.

                           (c)      If any employee of the Bank who is not a
party to an employment, severance or similar agreement with the Bank is terminated by the Acquiror or Banner without cause within three months after the Effective Time (as determined in the reasonable discretion of the Board of Directors of the Acquiror), such employee shall be paid a severance payment by the Acquiror or Banner based on the Bank's current severance policy, not to exceed a maximum of two (2) months' salary.

                  5.4 Reasonable Efforts to Close.  Subject to the terms and
                      ----------------------------
conditions of this Merger Agreement, Acquiror agrees to use all its best efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do
                                       --------  -------
not impose unreasonable expense or obligations on Acquiror. Acquiror shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Merger Agreement.

                  5.5      Indemnification and Insurance.
                           -----------------------------

                           (a)      Acquiror agrees that all rights to
indemnification or exculpation now existing in favor of the directors and officers of the Bank as provided in their respective articles, bylaws, indemnification agreements or other written agreements in effect as of the date hereof with respect to matters occurring prior to the Closing Date shall survive the Merger and shall continue in full force and effect. If Acquiror or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, Acquiror shall use its best efforts to cause the successor and assigns of Acquiror to assume the obligations set forth in this Section 5.5.

                           (b)      Acquiror shall use its best efforts to cause
the persons serving as officers and directors of the Bank immediately prior to the Closing Date to be covered for a period of two (2) years after the Closing Date by Acquiror's present carrier with respect to acts or omissions occurring prior to the Closing Date which were committed by such officers and directors in their capacity as such; provided, however, that Acquiror shall not be obligated to incur additional costs for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by the Bank for such insurance.

                                    ARTICLE 6

                              COVENANTS OF THE BANK

                  6.1 Shareholders' Meeting.  The Bank shall call a special
                      ----------------------
meeting of the holders of Bank Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and the Bank shall use its best efforts to solicit and obtain the votes of the holders of Bank Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of the Bank shall recommend approval of such transactions by such holders. In connection with the Shareholders' Meeting, the Acquiror and the Bank shall cooperate in the preparation of the Proxy Statement and, with the approval of each of the Acquiror and the Bank, which approvals will not be unreasonably withheld, the Proxy Statement will be mailed to the shareholders of the Bank.

                  6.2      Conduct of Business -- Affirmative Covenants. Unless
                           --------------------------------------------
the prior written consent of Acquiror shall have been obtained, and, except as otherwise contemplated herein:

                           (a)      The Bank shall:

                                    (i)     Operate its business only in the
usual, regular, and ordinary course;

                                    (ii)    Preserve intact its business
organizations and assets and to maintain its rights and franchises;

                                    (iii)   Take no action, unless otherwise
required by law, rules or regulation, that would (A) materially adversely affect the ability of any of them or Acquiror to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Merger Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Merger Agreement;

                                    (iv)    Except as they may terminate in
accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                    (v)     Keep in full force and effect
insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of the Bank and for the businesses and properties owned by it and in which it is engaged, to the extent that such insurance is reasonably available;

                                    (vi)    Use its best efforts to retain the
Bank's present customer base and to facilitate the retention of such customers after the Effective Time;

                                    (vii)   Maintain, renew, keep in full force
and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to the Bank or Acquiror and Acquiror's Subsidiaries at and after the Effective Time, if desired by Acquiror or Acquiror's Subsidiaries, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of the Bank's customer relationships; and

                           (b)      The Bank agrees to use its best efforts to
assist Acquiror and Banner in obtaining the Government Approvals necessary to complete the transactions contemplated hereby, and the Bank shall provide to Acquiror and Banner or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                           (c)      The Bank, at its own cost and expense, shall
use its best efforts to secure all consents and releases, if any, of third parties necessary or desirable for the consummation of the transactions contemplated by this Merger Agreement and shall comply with all applicable laws, regulations and rulings in connection with this Merger Agreement and the consummation of the transactions contemplated hereby;

                           (d)      At all times to and including, and as of,
the Closing, the Bank shall inform Acquiror and Banner in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the representations and warranties and information provided in the Schedules remain true and correct in all respects; provided, however, that any such updates to
                                  --------  -------
Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update
             -------- -------
may be deemed to be a part of this Merger Agreement, Acquiror and Banner shall have agreed in writing to each amendment, supplement or update to the Schedules made subsequent to the date of this Merger Agreement as an amendment to this Merger Agreement;

                           (e)      At all times to and including, and as of,
the Closing, the Bank shall give such further assistance to Acquiror and Banner and shall execute, acknowledge and deliver all such documents and instruments as Acquiror and Banner may reasonably request and take such further action as may be reasonably necessary or appropriate effectively to consummate the transactions contemplated by this Merger Agreement;

                           (f)      The Bank has taken or will take all steps
necessary to exempt the transactions contemplated by this Merger Agreement from any applicable state takeover or similar law or takeover or similar provision in the charter documents or bylaws of the Bank, including without limitation any provisions of the Articles of Incorporation of the Bank restricting the ownership or acquisition of the Bank's capital stock or imposing any "fair price" or supermajority director or stockholder vote requirements;

                           (g)      Subject to the terms and conditions of this
Merger Agreement, the Bank agrees to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Merger Agreement, the transactions contemplated by this Merger Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Merger Agreement; provided, however, that such efforts do not impose
                          --------  -------
unreasonable expense or obligations on the Bank.

                           (h)      At the request of Acquiror and Banner, the
Bank shall hire an outside consultant reasonably acceptable to Acquiror and Banner to undertake to determine as soon as reasonably practicable but in any event prior to Closing whether or not there are any underground storage tanks, asbestos, ureaformaldehyde, polychlorinated biphenyls, solid wastes or hazard substances, as defined in the Model Toxics Control Act, CERCLA or any other applicable Environmental Laws, present at or on any of the "other real estate owned" of the Bank (excluding any one- to four-family residential property with appraised value less than $150,000) or at or on any of the branch or office facilities owned by the Bank. Such investigation shall be conducted in a manner satisfactory to Acquiror and Banner, and the results of such investigation shall be set forth in a written report delivered to Acquiror and Banner prior to Closing. The scope and detail of such report shall be reasonably satisfactory to Acquiror and Banner. It is understood that the investigation shall be a "Phase I."

                  6.3 Conduct of Business -- Negative Covenants.  From the date
                      ------------------------------------------
of this Merger Agreement until the earlier of the Effective Time or the termination of this Merger Agreement, the Bank covenants and agrees that it will neither do, nor agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of Acquiror:

                           (a)      Except as expressly contemplated by this
Merger Agreement or the Plan of Merger, amend its Articles of Incorporation or Bylaws; or

                           (b)      Impose, or suffer the imposition, on any
share of capital stock held by it of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                           (c)      (i) Repurchase, redeem, or otherwise acquire
or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Merger Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the Bank Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the Bank Common Stock; or

                           (d)      Except as expressly permitted by this Merger
Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by Acquiror, (ii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances, (iii) acquisitions of control in its fiduciary capacity, or (iv) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Merger Agreement; or

                           (e)      Except as expressly permitted by this Merger
Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of Bank Common Stock or any other capital stock of the Bank, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock; or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of the Bank; or (iii) sell, agree to sell, or otherwise dispose of any asset of the Bank other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                           (f)      Incur any additional debt obligation or
other obligation for borrowed money except in the ordinary course of the business consistent with past practices; or

                           (g)      Grant any increase in compensation or
benefits to any of its employees or officers; pay any bonus; enter into any severance agreements with any of its officers or employees; grant any increase in fees or other increases in compensation or other benefits to any director of the Bank; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

                           (h)      Amend any existing employment contract
between it and any person (unless such amendment is required by law); enter into or amend any indemnification agreement with any person; or enter into any new employment contract with any person that the Bank (or its successors) does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time; or

                           (i)      Adopt any new employee benefit plan or
terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan (except for a termination resulting from Acquiror's decision not to continue any such plan); or

                           (j)      Enter into any new service contracts,
purchase or sale agreements or lease agreements that are material to the Bank;
or

                           (k)      Make any capital expenditure except for
ordinary purchases, repairs, renewals or replacements in an amount less than $10,000 per individual expenditure and $25,000 in the aggregate; or

                           (l)      Other than in the ordinary course of
business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of this Merger Agreement; or

                           (m)      Other than as contemplated by this Merger
Agreement, enter into, renew or terminate any material contract or agreement or make any change in any of its material leases or contracts; or

                           (n)      Settle any claim, action or proceeding
involving any liability of the Bank for money damages in excess of $10,000 or agree in connection with any such settlement to material restrictions upon the operations of the Bank; or

                           (o)      Change its method of accounting in effect at
December 31, 2000, except as required by changes in GAAP as concurred in by the Bank's independent auditors or as required by regulatory accounting principles or regulatory requirements; or

                           (p)      Enter into any new activities or lines of
business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice; or

                           (q)      Except in the ordinary course of business,
make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing; or

                           (r)      Enter into, renew or purchase any
Derivatives Contracts; or

                           (s)      Purchase any investment securities other
than in the ordinary course of business consistent with past practices; or

                           (t)      Enter into any transactions other than in
the ordinary course of business; or

                           (u)      Grant or commit to grant any new extension
of credit to any officer, director or holder of two percent ( 2%) or more of the outstanding the Bank Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of the Bank or amend the terms of any such credit outstanding on the date hereof; or

                           (v)      Agree in writing or otherwise to take any of
the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article 4 of this Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

                  6.4      Conduct of Business -- Certain Actions.
                           --------------------------------------
                           (a)      The Bank shall not, and shall use its best
efforts to ensure that its directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or except for actions reasonably considered by the Board of Directors of the Bank based upon the written advice of outside legal counsel to be required in order to fulfill its fiduciary obligations participate in any discussions or negotiations with, or provide any confidential or non-public information to or negotiate with, any corporation, partnership, person or other entity or group (other than to Acquiror or any Acquiror Subsidiary) concerning any "Acquisition Proposal" (as defined below). The Bank shall notify Acquiror and Banner immediately if any Acquisition Proposal has been or should hereafter be received by the Bank, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of the Bank's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than Acquiror or Banner would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving the Bank; (ii) acquire the right to vote fifteen percent (15%) or more of the outstanding Bank Common Stock; (iii) acquire a significant portion of the assets or earning power of the Bank; or
(iv) acquire in excess of fifteen percent (15%) of the outstanding Bank Common Stock.

                           (b)      The Bank shall immediately terminate all
negotiations or discussions concerning any Acquisition Proposal with parties other than Acquiror and Banner and enforce the terms of all confidentiality agreements with such other parties.

                  6.5 Accruals and Reserves.  At the request of Acquiror and
                      ----------------------
Banner, the Bank shall establish such additional accruals and reserves as may be necessary to conform the Bank's accounting and credit loss reserve practices and methods to those of Acquiror and Banner; provided, however, that the Bank shall not be required to take such action prior to the receipt of all Government Approvals as contemplated by Section 7.3(b).

                  6.6 Access; Information.  Upon reasonable notice, the Bank
                      --------------------
shall afford Acquiror and Banner and each of their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of the properties, books, contracts, commitments and records of the Bank and, during such period, the Bank shall furnish promptly to Acquiror and Banner (i) a copy of each material report, schedule and other document filed by the Bank with any Regulatory Authority and (ii) all other information concerning the business, properties and personnel of the Bank as Acquiror and Banner may reasonably request, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify or waive any representation or warranty made by the Bank in this Merger Agreement or the conditions to the obligations of the Bank to consummate the transactions contemplated by this Merger Agreement. The Bank shall permit a representative of the Acquiror to attend any meeting of the Board of Directors of the Bank, or the executive committees thereof (provided that the Bank shall not be required to permit the Acquiror to remain present during any confidential discussion of this Merger Agreement and the transactions contemplated hereby or any third party proposal to acquire control of the Bank).

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

                  7.1 Conditions to the Obligations of the Bank. Unless waived
                      ------------------------------------------
in writing by the Bank, the obligations of the Bank to consummate the transaction contemplated by this Merger Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

                           (a)      Performance.  Each of the material acts and
                                    -----------
undertakings of Acquiror and Banner to be performed at or prior to the Closing Date pursuant to this Merger Agreement shall have been duly performed;

                           (b)      Representations and Warranties.  The
                                    ------------------------------
representations and warranties of Acquiror and Banner contained in Article 3 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Effective Time with the same effect as though made on and as of the Effective Time;

                           (c)      Documents.  In addition to the other
                                    ---------
deliveries of Acquiror and Banner described elsewhere in this Merger Agreement, the Bank shall have received the following documents and instruments:

                                    (i)     a certificate signed by the
Secretary or an assistant secretary of Acquiror and Banner dated as of the Closing Date certifying that:

                                            (A)      Acquiror's and Banner's
                  Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                            (B)      each person executing this
                  Merger Agreement on behalf of Acquiror and Banner is an officer of Acquiror and Banner holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                                            (C)      the charter documents of
                  Acquiror and Banner attached to such certificate remain in full force and effect.

                                    (ii)    a certificate signed by a duly
authorized officer of Acquiror and Banner stating that the conditions set forth in Section 7.1(a) and Section 7.1(b) of this Merger Agreement have been fulfilled;

                           (d)      Opinion of Acquiror's and Banner's Counsel.
                                    ------------------------------------------
The Bank shall have been furnished with an opinion of counsel to Acquiror and Banner, dated as of the Closing Date, addressed to and in form and substance satisfactory to the Bank, to the effect that:

                                    (i)     Acquiror is a corporation duly
incorporated and validly existing  under the laws of the State of Washington.

                                    (ii)    Banner is a bank duly incorporated
and validly existing under the laws of the State of Washington.

                                    (iii)   The execution and delivery of the
Merger Agreement by Acquiror, and the consummation by Acquiror and Banner of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of Acquiror and Banner.

                                    (iv)    The Merger Agreement has been duly
executed and delivered by Acquiror and Banner and is a valid and binding obligation of Acquiror and Banner enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally and
(2) general principles of equity, whether applied by a court of law or equity.

                                    (v)     Except for the filing of articles of
merger with the Washington Director and the Oregon Director, no consent or approval under any statutory law or regulation applicable to Acquiror or Banner, other than such consents and approvals as have been obtained, is required for Acquiror and Banner to consummate the transactions provided for in the Merger Agreement.

                           Such opinion may (i) expressly rely as to matters of
fact upon certificates furnished by appropriate officers of Acquiror and Banner or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the laws of the States of Oregon and Washington; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991).

                  7.2 Conditions to the Obligations of Acquiror and Banner.
                      -----------------------------------------------------
Unless waived in writing by Acquiror and Banner, the obligation of Acquiror and Banner to consummate the transactions contemplated by this Merger Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                           (a)      Performance.  Each of the material acts and
                                     -----------
undertakings of the Bank to be performed at or before the Closing Date pursuant to this Merger Agreement shall have been duly performed;

                           (b)      Representations and Warranties.  The
                                    ------------------------------
representations and warranties of the Bank contained in Article 4 of this Merger Agreement shall be true and correct, in all material respects, on and as of the Effective Time with the same effect as though made on and as of the Effective Time;

                           (c)      Documents. In addition to the documents
                                    ---------
described elsewhere in this Merger Agreement, Acquiror and Banner shall have received the following documents and instruments:

                                    (i)     a certificate signed by the
Secretary or an assistant secretary of the Bank dated as of the Closing Date certifying that:

                                            (A)      The Bank's Board of
                  Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Merger Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Merger Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                            (B)      each person executing this
                  Merger Agreement on behalf of the Bank, is an officer of the Bank, holding the office or offices specified therein, with full power and authority to execute this Merger Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature; and

                                            (C)      the charter documents of
                  the Bank attached to such certificate remain in full force and effect; and

                                    (ii)    a certificate signed by the
President, Chief Executive Officer or an Executive Vice President of the Bank stating that the conditions set forth in Section 7.2(a), Section 7.2(b) and
Section 7.2(f) this Merger Agreement have been satisfied.

                           (d)      Destruction of Property.  Between the date
                                    -----------------------
of this Merger Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of the Bank which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of the Bank taken as a whole; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, Acquiror and Banner may elect either (i) to close the contemplated transactions in accordance with the terms of this Merger Agreement or (ii) to terminate this Merger Agreement without penalty;

                           (e)      Inspections Permitted.  Between the date of
                                    ---------------------
this Merger Agreement and the Closing Date, the Bank shall have afforded Acquiror and Banner and their authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to the Bank. The Bank shall have caused all Bank personnel to provide reasonable assistance to Acquiror and Banner in its investigation of matters relating to the Bank;

                           (f)      No Material Adverse Change.  No material
                                    --------------------------
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of the Bank shall have occurred since the date of this Merger Agreement. In the event of such a material adverse change with respect to the Bank, Acquiror and Banner may elect either (i) to close the contemplated transactions in accordance with the terms of this Merger Agreement or (ii) to terminate this Merger Agreement without penalty;

                           (g)      Opinion of the Bank's Counsel.  Acquiror and
                                    -----------------------------
Banner shall have been furnished with an opinion of legal counsel to the Bank, dated as of the Closing Date, addressed to and in form and substance satisfactory to Acquiror and Banner, to the effect that:

                                    (i)     The Bank is a bank duly incorporated
and validly existing under the laws of the State of Oregon.

                                    (ii)    The Bank is an "insured depository
institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

                                    (iii)   The execution and delivery of the
Merger Agreement by the Bank, and the consummation by the Bank of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of the Bank.

                                    (iv)    The Merger Agreement has been duly
executed and delivered by the Bank and is a valid and binding obligation of the Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC and
(2) general principles of equity, whether applied by a court of law or equity.

                                    (v)     The execution, delivery and
performance of the Merger Agreement by the Bank did not, and the consummation of the transactions contemplated thereby by the Bank does not and will not (i) violate any statutory law or regulation applicable to the Bank or any judgment, decree or order that specifically names the Bank, which violation is reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition and results of operations of the Bank; (ii) constitute a breach of or default under any agreement or other arrangement that is listed on
Schedule 4.27 to the Merger Agreement, which breach or default is reasonably
-------------
likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of the Bank; (iii) violate the Articles of Incorporation, Charter or Bylaws of the Bank; or (iv) require any consent or approval under any such law or regulation or under any such judgment, decree or order, or the consent or approval of any other party to any such agreement or other arrangement, other than such consents and approvals as have been obtained.

                                    (vi)    To the best of such counsel's
knowledge: (i) there is no litigation or proceeding against the Bank pending before any court or governmental agency which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition or results of operations of the Bank or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and no such litigation or proceeding has been threatened; (ii) neither the Bank nor any of its properties, officers, directors, or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority; and (iii) the Bank has not been advised by any such Regulatory Authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                                    (vii)   The Merger has been duly approved by
the Bank Shareholders.

                           Such opinion may (i) expressly rely as to matters of
fact upon certificates furnished by appropriate officers of the Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the law of the State of Oregon and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                           (h)      Other Business Combinations, Etc.  Other
                                    --------------------------------
than as contemplated hereunder, subsequent to the date of this Merger Agreement, the Bank shall not have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which the Bank would merge; consolidate with; effect a business combination with; sell any substantial part of the Bank's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of the Bank or the benefits of acquiring the Bank Common Stock;

                           (i)      Maintenance of Certain Covenants, Etc.  At
                                    -------------------------------------
the time of Closing (i) the Bank shall not have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities (therefore, there shall be not more than 572,000 shares of Bank Common Stock validly issued and outstanding at the Effective
Time); and (ii) from December 31, 2000, there shall have been no extraordinary sale of assets.

                           (j)      Dissenting Shares.  Bank Shareholders
                                    -----------------
holding or controlling no more than five percent (5%) of the shares of the Bank Common Stock issued and outstanding immediately prior to the Effective Time shall have perfected and maintained in perfected status their dissenters' rights in accordance with the Oregon Bank Act;

                           (k)      Accruals and Reserves.  The Bank shall have
                                    ---------------------
established the accruals and reserves described in Section 6.5;

                           (l)      Employment Agreements.  The Employment
                                    ---------------------
Agreement between Banner and James W. Shires substantially in the form attached as Exhibit C shall have been duly executed and delivered by all parties to
  ---------
such agreements; and

                           (m)      Major Shareholders and Directors.
                                    --------------------------------
Simultaneous with the execution and delivery of this Merger Agreement, each of the Major Shareholders and directors of the Bank shall have executed and delivered to Acquiror a Voting Agreement in the form attached hereto as Exhibit
B.                                                                      -------
--
                                       34

                  7.3      Conditions to Obligations of All Parties.  The
                           ----------------------------------------
obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                           (a)      No Pending or Threatened Claims.  That no
                                    -------------------------------
claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Merger Agreement or the obtaining of material damages or other relief in connection therewith;

                           (b)   Government Approvals and Acquiescence Obtained.
                                 ----------------------------------------------
The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired; and

                           (c)      Shareholder Vote.  The Bank Shareholders
                                    ----------------
shall have approved of the transactions contemplated hereby by the requisite vote.

                                    ARTICLE 8

                                   TERMINATION

                  8.1      Termination.  This Merger Agreement and the Plan of
                           -----------
Merger may be terminated at any time prior to the Closing, as follows:

                           (a)      By mutual consent in writing of the Parties;

                           (b)      By Acquiror and Banner, should the Bank fail
to conduct its business pursuant to the covenants made in Article 6;

                           (c)      By Acquiror or the Bank in the event the
Closing shall not have occurred by March 31, 2002 unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Merger Agreement to perform its obligations hereunder in a timely manner. If Acquiror and Banner shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then the Bank shall, upon Acquiror's and Banner's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired, but not later than June 30, 2002.

                           (d)      By either Acquiror or the Bank, upon written
notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however,
                                                             --------  -------
that either Acquiror or the Bank may, upon written notice to the other, extend the term of this Merger Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has
                                               --------
been appealed within ten (10) business days of the receipt thereof;

                           (e)      By Acquiror in the event the conditions set
forth in Section 7.2 or Section 7.3 are not satisfied in all material respects as of the Closing Date, or by the Bank if the conditions set forth in Section
7.1 or Section 7.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

                           (f)      By Acquiror in the event that there shall
have been, in Acquiror's opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of the Bank or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting Acquiror's voting power or other rights normally enjoyed by the registered holders of the Bank Common Stock which are the subject of this transaction;

                           (g)      By Acquiror or the Bank in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                           (h)      By Acquiror should the Bank  enter into any
letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise; or

                           (i)      By Acquiror should the Bank enter into any
formal agreement, letter of understanding, supervisory agreement, cease and desist order, consent agreement, memorandum or other similar arrangement with any bank regulatory agency.

                           (j)      By Acquiror in the event that (i) any
situation, event, circumstance or other matter shall come to the attention of Acquiror during the course of the Acquiror Due Diligence Review which Acquiror shall, in a good faith exercise of its reasonable discretion, believe (A) to be inconsistent in any material respect with any of the representations and warranties of the Bank, (B) to be of such significance as to have a material adverse effect on the financial condition, prospects, results of operations or business of the Bank, or (C) is a material deviation from the Bank Financial Statements, and (ii) Acquiror notifies the Bank of such matters within five (5) business days after the end of the Acquiror Due Diligence Review Period and such matters are not capable of being cured or have not been cured within thirty (30) days after written notice thereof to the Bank. For purposes of this Section, (i) "Acquiror Due Diligence Review" shall mean a review by Acquiror of the Bank's operations, business affairs, prospects and financial condition, including without limitation, those matters which are the subject of the representations and warranties of the Bank and (ii) "Acquiror Due Diligence Review Period" shall mean a thirty (30) day period beginning on the date of this Merger Agreement. Notwithstanding anything in this Section contained or implied to the contrary, the Acquiror Due Diligence Review shall not limit, restrict or preclude Acquiror, at any time or from time to time, from conducting such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Acquiror Due Diligence Review Period of any event or condition which was not detected in the Acquiror Due Diligence Review by Acquiror and which constitutes a breach of any representation or warranty of the Bank under this Merger Agreement.

                           If a Party should elect to terminate this Merger
Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this Section 8.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 9.1 ("Notices") of this Merger Agreement.

                  8.2 Effect of Termination. In the event that this Merger
                      ----------------------
Agreement should be terminated pursuant to Section 8.1 hereof, all further obligations of the Parties under this Merger Agreement shall terminate without further liability of any Party to another; provided, however, that a termination
                                           --------  -------
under Section 8.1 hereof shall not relieve any Party of any liability for a breach of this Merger Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                  8.3 Termination Fee. The parties hereby acknowledge that, in
                      ----------------
negotiating and executing this Merger Agreement and in taking the steps necessary or appropriate to effect the transaction contemplated hereby, the Parties have incurred and will incur direct and indirect monetary and other costs (including without limitation attorneys' fees and costs of employee and management time) and will forego discussions with respect to other potential acquisitions.

                  (a) To compensate Acquiror and Banner for such costs and to induce them to forego initiating discussions regarding other acquisitions, if
(i) this Merger Agreement terminates because the Bank does not use its best efforts to consummate the transactions contemplated by this Merger Agreement in accordance with the terms of this Merger Agreement (unless a condition set forth in Section 7.1 is not satisfied and such nonsatisfaction has not been the result of the failure of the Bank to use its best efforts to consummate this Merger Agreement in accordance to the terms of this Merger Agreement); (ii) the Bank terminates this Merger Agreement for any reason other than the grounds for termination set out in Sections 8.1(a), 8.1(c), 8.1(d), or 8.1(e) (if the conditions of Section 7.1 are not met) or 8.1(g)or (iii) the Bank Shareholders do not approve the Merger, then the Bank shall be obligated to pay Acquiror on demand (and in no event more than three days after such demand) in immediately available funds One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). It is further understood and agreed that the fee payable under this Section shall be due and owing even though the event or condition which caused the fee to be payable was the result (in part or in whole) of the directors of the Bank complying with their fiduciary duties.

                  (b) To compensate the Bank for such costs and to induce it to forego initiating discussions regarding other acquisitions, if (i) this Merger Agreement terminates because Acquiror does not use its best efforts to consummate the transactions contemplated by this Merger Agreement in accordance with the terms of this Merger Agreement (unless a condition set forth in Section
7.2 is not satisfied and such nonsatisfaction has not been the result of the failure of Acquiror to use its best efforts to consummate this Merger Agreement in accordance to the terms of this Agreement); or (ii) Acquiror terminates this Merger Agreement for any reason other than the grounds for termination set out in Section 8.1, then Acquiror shall be obligated to pay the Bank on demand (and in no event more than three days after such demand) in immediately available funds One Hundred Fifty Thousand and No/100 Dollars ($150,000.00).

                  8.4 Acquiror Fee. The Bank hereby agrees to pay Acquiror and
                      -------------
Banner on demand (and in no event more than three days after such demand) in immediately available funds $450,000 (the "Acquiror Fee") if within 18 months after the date hereof the Merger has not been completed and there occurs any of the events set forth in subparagraphs (a), (b) or (c) below.

                           (a)      Any person other than Acquiror or Banner or
an affiliate of Acquiror or Banner acquires beneficial ownership of 25% or more of the then-outstanding Bank Common Stock;

                           (b)      The Bank, without having received Acquiror's
and Banner's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this section having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act and the rules and regulations thereunder) other than Acquiror and Banner or any of their respective Subsidiaries, or the Bank's Board of Directors recommends that the Bank Shareholders approve or accept any Acquisition Transaction with any person other than Acquiror and Banner or any of their respective Subsidiaries. For purposes of this section, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving the Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets of the Bank, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing ten percent (10%) or more of the voting power of the Bank; or

                           (c)      A bona fide proposal is made by a third
party to the Bank to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: the Bank willfully breaches this Merger Agreement and such breach entitles Acquiror and Banner to terminate this Merger Agreement; the Bank Shareholders do not approve this Merger Agreement at the Shareholders Meeting; the Shareholders Meeting is not held or is canceled prior to termination of this Merger Agreement for reasons other than the fault of Acquiror and Banner; or the Bank's Board of Directors modifies in a manner adverse to Acquiror and Banner its recommendation with respect to this Merger Agreement.

                  Notwithstanding the foregoing, the Bank shall not be obligated to pay to Acquiror and Banner the Acquiror Fee if, prior to the occurrence of any of the events specified in Section 8.4(a), (b), or (c), the Bank validly terminates this Merger Agreement pursuant to Section 8.1(a) or 8.1(g) (but only in the event that Acquiror or Banner materially breaches a representation, warranty or covenant contained herein and, as a result thereof, the Bank exercises its right to terminate this Merger Agreement under Section 8.1(g) at a time when Acquiror and Banner were not entitled to terminate this Merger Agreement under Section 8.1(c), 8.1(g)) or Section 8.1(d). The parties further agree that this Section 8.4 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Merger Agreement.

                                    ARTICLE 9

                               GENERAL PROVISIONS

                  9.1 Notices.  Any notice, request, demand and other
                      --------
communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to the Bank:                     Oregon Business Bank
                                    P.O. Box 1648
                                    16099 Boones Ferry Road
                                    Lake Oswego, Oregon 97035
                                    Fax:   (503) 534-1418
                                    Attn: James W. Shires, President and
                                    Chief Executive Officer

With a copy to:                     Foster, Pepper & Shefelman LLP
                                    101 SW Main Street
                                    15th Floor
                                    Portland, Oregon 97204
                                    Fax:   (503) 221-1510
                                    Attn: Gordon E. Crim, Esq.

If to Acquiror and Banner:          Banner Corporation
                                    10 South First Avenue
                                    Walla Walla, Washington  99362
                                    Fax:   (509) 527-3636
                                    Attn:  Gary Sirmon, President and
                                    Chief Executive Officer

With a copy to:                     Breyer & Associates PC
                                    1100 New York Avenue, N.W.
                                    Suite 700 East
                                    Washington, D.C. 20005
                                    Fax:   (202) 737-7979
                                    Attn:  John F. Breyer, Jr., Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                  9.2        Assignability and Parties in Interest.
                             -------------------------------------
This Merger Agreement shall not be assignable by any of the Parties hereto; provided, however, that Acquiror and Banner may assign, set over and transfer
--------  -------
all, or any part of their rights and obligations under this Merger Agreement to any one or more of their present or future Affiliates. This

Merger Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                  9.3 Governing Law. This Merger Agreement shall be governed by,
                      --------------
and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Washington, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Merger Agreement shall be heard in a court of competent jurisdiction located in Walla Walla County, Washington.

                  9.4 Counterparts. This Merger Agreement may be executed
                      ------------
simultaneously in one or more counterparts (any of which may be facsimile copies), each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                  9.5 Best Efforts. The Bank, Acquiror and Banner each agrees to
                      -------------
use its best efforts to complete the transactions contemplated by this Merger Agreement; provided, however, that the use of best efforts by Acquiror and
           --------  -------
Banner shall not obligate Acquiror and Banner to obtain or to provide the Bank additional capital in an amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which Acquiror and Banner shall deem, in good faith, to be unreasonable in the circumstances.

                  9.6 Publicity. The Parties agree that press releases and other
                      ----------
public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement.

                  9.7 Entire Agreement. This Merger Agreement, together with the
                      -----------------
Plan of Merger which is attached as Exhibit A hereto, the Schedules, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 9.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, annexes, Exhibits and certificates attached hereto or furnished pursuant to this Merger Agreement are hereby incorporated as integral parts of this Merger Agreement. Except as provided herein, by specific language and not by mere implication, this Merger Agreement is not intended to confer upon any other person not a Party to this Merger Agreement any rights or remedies hereunder.

                  9.8 Severability. If any portion or provision of this Merger
                      -------------
Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Merger Agreement invalid, illegal or unenforceable in any other jurisdiction.

                  9.9        Modifications, Amendments and Waivers.  At any time
                             -------------------------------------
prior to the Closing or termination of this Merger Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                           (a)      extend the time for the performance of any
of the obligations or other acts of the other Party hereto;

                           (b)      waive any inaccuracies in the
representations and warranties made by the other Party contained in this Merger Agreement or in the Schedules or Exhibits hereto or any other document delivered pursuant to this Merger Agreement;

                           (c)      waive compliance with any of the covenants
or agreements of the other Party contained in this Merger Agreement; and

                           (d)      amend or add to any provision of this Merger
Agreement or the Plan of Merger; provided, however, that no provision of this
                                 --------  -------
Merger Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Merger Agreement.

                  9.10 Interpretation.  The headings contained in this Merger
                       --------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

                  9.11 Payment of Expenses.  Except as set forth herein,
                       --------------------
Acquiror, Banner and the Bank shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                  9.12 Equitable Remedies. The Parties hereto agree that, in the
                       ------------------
event of a breach of this Merger Agreement by the Bank, Acquiror and Banner will be without an adequate remedy at law by reason of the unique nature of the Bank. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to Acquiror, Acquiror shall be entitled, at its sole discretion, either (i) to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Merger Agreement by the Bank or (ii) if applicable, to receive the payment described in
Section 8.3 hereof. The Bank covenants that it shall not contend in any such proceeding that Acquiror and Banner are not entitled to a decree of specific performance by reason of having an adequate remedy at law. Notwithstanding the foregoing, if the Bank accepts an Acquisition Proposal from a third party and Acquiror and Banner receive an opinion of counsel from the Bank that the failure of the Board of Directors of the Bank to accept such Acquisition Proposal would constitute a breach of such directors' fiduciary duty to the shareholders of the Bank, Acquiror and Banner shall not be entitled to the equitable remedy of specific performance. No attempt on the part of Acquiror and Banner to obtain such equitable relief shall be deemed to constitute an election of remedies by Acquiror which would preclude Acquiror from obtaining any remedies at law to which they would otherwise be entitled.

                  9.13 Attorneys' Fees.  If any Party hereto shall bring an
                       ----------------
action at law or in equity to enforce its rights under this Merger Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                  9.14 No Waiver.  No failure, delay or omission of or by any
                       ----------
Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Merger Agreement must be in writing and must be executed by the Parties to this Merger Agreement and shall be effective only to the extent specifically set forth in such writing.

                  9.15     Remedies Cumulative.  All remedies provided in this
                           -------------------
Merger Agreement, by law, equity or otherwise, shall be cumulative and not alternative.

                  9.16     Non-Survival of Representations and Warranties.  No
                           -----------------------------------------------
representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith shall survive the Closing. This
Section 9.16 shall not apply to covenants and agreements which by their terms are intended to be performed after the Closing or the termination of this Merger Agreement. Nothing in this Section 9.16 shall limit the Bank's or Acquiror's and Banner's rights or remedies for misrepresentations, breaches of this Merger Agreement or any other improper action or inaction by the other Party hereto prior to its termination, without Closing.

         IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Merger Agreement or has caused this Merger Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                    OREGON BUSINESS BANK



                                    By:/s/James W. Shires
                                       ----------------------
                                          James W. Shires
                                    Its:  President and Chief Executive Officer

ATTEST:

/s/William H. Gillison
--------------------------
Chairman of the Board

                                    BANNER CORPORATION



                                    By:/s/Gary Sirmon
                                       -------------------------------
                                          Gary Sirmon
                                    Its:  President and Chief Executive Officer

ATTEST:

/s/Albert H. Marshall
------------------------------
Albert H. Marshall, Secretary

                                    BANNER BANK



                                    By:/s/Gary Sirmon
                                       --------------------------------
                                            Gary Sirmon
                                       Its: Chief Executive Officer

ATTEST:


/s/Albert H. Marshall
------------------------------
Albert H. Marshall, Secretary

                            Exhibit 99
               Press Release dated September 26, 2001.

Wednesday September 26, 6:02 am Eastern Time

Press Release
SOURCE: Banner Corporation

BANNER CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE OREGON BUSINESS BANK
-----------------------------------------------------------------------------

WALLA WALLA, Wash.--(BUSINESS WIRE)--Sept. 26, 2001--Banner Corporation (NASDAQ:BANR - news), the parent company of Banner Bank, today announced it is increasing its presence in the highly populated and growing I-5 corridor in Oregon.

Banner recently signed a definitive agreement to acquire Oregon Business Bank of Lake Oswego, Oregon, in an all cash transaction valued at approximately $10.0 million. The acquisition, which has been approved by the Board of Directors of each company, is subject to, among other contingencies, approval by regulators and Oregon Business Bank shareholders. The transaction is expected to close by the end of the fourth quarter of 2001.

"Oregon Business Bank was the fastest growing financial institution in Oregon in 2000 and is located just blocks from our construction and mortgage lending subsidiary, Community Financial Corporation (CFC)," said Gary Sirmon, President and Chief Executive Officer of Banner Corporation. "The officers, employees and board members of Oregon Business Bank have created a dynamic and expanding community bank with a growing reputation for quality service in its market area. The addition of Oregon Business Bank to our franchise broadens our presence in the important Portland market and allows us to serve our growing customer base with a full range of products. We believe that a combination of Oregon Business Bank and Banner Bank will be a positive step for each bank's shareholders, customers and employees."

"Banner practices the same philosophy of providing outstanding customer service with competitive products and quality employees that has made Oregon Business Bank so successful. We are delighted to be joining Banner," said James W. Shires, President of Oregon Business Bank. "By becoming a division of Banner Bank, Oregon Business Bank will be able to offer additional deposit products, larger lending limits, improved technology and administrative efficiencies, all while retaining our focus on customer service and local decision making. Partnering with Banner Bank provides us with the resources for further growth and diversification in the Portland market."


Opened in October 1999, Oregon Business Bank is a commercial community bank with $41.5 million in assets, $32.5 million in gross loans, $35.8 million in deposits and shareholders' equity of $4.7 million at August 31, 2001. The Bank specializes in meeting the financial needs of small and medium sized businesses as well as professionals. Oregon Business Bank is a state-chartered institution that is not publicly traded. The purchase price represents approximately 212% of book value at August 31, 2001.


"Given Oregon Business Bank's rapid growth and experienced staff, complemented by CFC's current customer base, we expect this acquisition to be immediately accretive to net income and ROE," said Sirmon. "Banner Bank has been considering a full-service banking facility in the Lake Oswego area since we opened CFC. When this opportunity arose, we viewed it as a way to meet our objective in a timely and efficient manner."


Banner Corporation is the parent of Banner Bank, a Washington state chartered commercial bank. It operates a total of 38 branch offices and six loan offices in 18 counties in Washington, Oregon and Idaho. Banner serves the rapidly growing Pacific Northwest region with a full-range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the web at www.banrbank.com.


Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from stated objectives. These factors include but are not limited to: competition in the financial services market for both deposits and loans as well as regional and general economic conditions; and Banner's ability to successfully complete consolidation and conversion activities, incorporate acquisitions into its operations, retain key employees, increase its customer base, achieve cost savings and successfully generate commercial, consumer and real estate loans. Banner undertakes no responsibility to update or revise any forward-looking statements.



Contact:
     Banner Corporation
     Gary Sirmon, 509/527-3636